Exhibit 10.17

[LETTERHEAD OF CHANIN CAPITAL PARTNERS]

February 11, 2004

BY FAX

Mr. Thomas L. Cronan III

Senior Vice President Finance,

Administration and CFO

Redback Networks Inc.

300 Holger Way

San Jose, California 95134

Re:        Services Agreement dated January 23, 2003

Dear Mr. Cronan:

This is in reference to our fee agreement dated January 23, 2003 among Chanin Capital Partners, LLC (“Chanin”), on the one hand, and Redback Networks Inc. (“Redback”), on the other hand (the “Agreement”), relating to services provided by Chanin under the Agreement (the “Engagement”), and the letter to you from our counsel Sidley Austin Brown and Wood LLP dated January 29, 2004 (the “January 29 Letter”).

We have agreed that Chanin will receive (1) 225,000 shares of common stock (the “Shares”) in Redback on or as soon as practicable following February 11, 2004, in lieu of any restructuring fees due and owing to Chanin under the Agreement, and has received (2) good funds received on February 9, 2004 in the amount of $258,089.07, for monthly fees and expenses due and owing to Chanin under the Agreement. In exchange, Chanin and its affiliates, officers and employees fully, finally and forever relieve, release, and discharge Redback and its affiliates, directors, officers and employees from any and all claims with respect to the Engagement, except for the indemnification obligations of Section 5 and Schedule I to the Agreement, and Redback and its affiliates, directors, officers and employees similarly fully, finally and forever relieve, release and discharge Chanin and its affiliates, officers and employees with respect to the Engagement.

With respect to the release granted in the foregoing paragraph, each of Chanin and Redback acknowledge that they have been advised by their attorney concerning, and is familiar with, the provisions of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Chanin and Redback acknowledge that they may have sustained damages, losses, fees, costs or expenses that are presently unknown or unsuspected, and that such damages, losses, fees, costs or expenses might give rise to additional damages, losses, fees, costs or expenses in the future. Nevertheless, Chanin and Redback acknowledge that this letter agreement has been negotiated and agreed upon in light of such possible damages, losses, fees, costs and expenses, and expressly waive any and all rights under California Civil Code Section 1542 as well as under any other federal or state statute or law of similar effect.

This will also confirm our representation to you that Chanin is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended and that the undersigned has

CHANIN CAPITAL PARTNERS

Mr. Thomas L. Cronan, III

February 11, 2004

sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Shares. We also understand and acknowledge that the Shares will bear an investment legend thereon in the following manner:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM. THE ISSUER MAY REQUIRE THAT THE HOLDER HEREOF, AS A CONDITION TO SUCH SALE, PRESENT THE ISSUER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

In addition, Redback has agreed to include the resale of the Shares on the registration statement to be filed by Redback covering the resale of common stock issued by Redback to entities affiliated with Technology Crossover Ventures pursuant to a private placement in January 2004.

This offer is open for acceptance until the close of business on Wednesday, February 11, 2004, and will lapse if not accepted then by the execution of this letter agreement and the prompt delivery of the Shares thereafter. Time is of the essence.

This letter agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

We are pleased that the parties were able to resolve this matter amicably.

Very truly yours, Chanin Capital Partners LLC

By	/s/ SKIP VICTOR

Samuel “Skip” Victor, Managing Partner

Acknowledged and Agreed:

Redback Networks Inc.

By	/s/ THOMAS L. CRONAN III

Thomas L. Cronan III Senior Vice President of Finance and Administration and Chief Financial Officer